EXHIBIT 23.1
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1995 Share Option and Incentive Plan, 1998 Share Option and Incentive Plan and 2000 Employees Share Purchase Plan, of our report dated March 7, 2000, with respect to the consolidated financial statements of Precise Software Solutions Ltd., included in the Registration Statement (Form F-1 No. 333-11992), as amended, filed with the Securities and Exchange Commission.



                                        Sincerely,

                                        /s/ Kost, Forer & Gabbay
                                        ------------------------
Tel-Aviv                                KOST, FORER & GABBAY
September 7, 2000                       A member of Ernst & Young International




      Kost Forer & Gabbay is a member of Ernst & Young International, Ltd.